SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1933

                                  July 26, 2006
                Date of Report (Date of earliest event reported)
              ----------------------------------------------------

                         iWORLD PROJECTS & SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    814-00689
                              (Commission File No.)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   88-0492267
                      (IRS Employer Identification Number)

     P.O. Box 2115, Addison, TX                                       75001-2115
(Address of principal executive offices)                              (ZIP Code)

                              1(214)236 - 8480
       (Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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

ITEM  8.01.  OTHER EVENTS

         On June 14, 2006 Robert Hipple, former CEO of the Company, filed an Involuntary Bankruptcy petition against the Company in United States Bankruptcy Court for the Middle District of Florida under Chapter 7 of the Bankruptcy Code. In the filing, Mr. Hipple represented himself and iTrust Financial, Inc. of Cocoa, Florida, and claimed that the Company owes him $47,925.82 and iTrust Financial, Inc. $58,404.24 or an aggregate of $106,330.06.

On July 11, 2006, the Company filed a Debtor's Motion to Dismiss and Response to Involuntary Petition in the Florida Bankruptcy Court, Orlando Division, on behalf of iWorld Projects & Systems, Inc., and iWorld Systems & Services, Inc. In the Company's Motion to Dismiss, the Company pointed out that we believe the sole reason that Mr. Hipple filed the involuntary bankruptcy petition was to stop a lawsuit in New York in which Mr. Hipple is accused of securities fraud, and that the Company has no debt to Mr. Hipple or his company, iTrust.

The Company now expects a hearing to be scheduled in the Florida bankruptcy court, during which the Company plans to reveal details of the New York lawsuit against Mr. Hipple and to argue for dismissal of the bankruptcy.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2006

                            iWORLD PROJECTS & SYSTEMS, INC.


                            By /s/ David Pells
                            -----------------------------------------
                            David L. Pells, President, acting CEO